Titan International, Inc. Repurchases 8.0 Million Shares from MHR Fund Management
Oct 21, 2024

CHICAGO, Oct. 21, 2024 /PRNewswire/ -- Titan International, Inc. announced it completed the repurchase of 8.0 million shares of common stock from MHR Fund Management for $57.6 million ($7.20 per share) in cash. MHR Fund Management is led by Mark Rachesky, who has been a member of Titan International Inc’s Board of Directors since 2014.

Paul Reitz, Titan’s President and Chief Executive Officer, stated, “Titan’s Board of Directors was presented with an opportunity for our shareholders to repurchase 8.0 million shares (11% of outstanding shares) at $7.20 per share from MHR Fund Management. Titan’s balance sheet is in a healthy position prior to this transaction with approximately $225 million in cash and a current net debt to EBITDA ratio of 1.9 times using trailing twelve months financial results. Our Board of Directors and management team believe that the long-term prospects for Titan are strong, making this a sound investment of capital.”

The transaction was approved by Titan’s Board of Directors, with no impact on the preexisting share repurchase authorization, and funded using a combination of availability on the Company’s revolving credit facility and available cash.

Titan Chairman Maurice Taylor, Jr. added “In my 50 plus years in the business, I never have seen a better future for Titan. Paul Reitz and his team are setting Titan up to grow. No other company in the world has the range and manufacturing capacity of wheels and tires that Titan does. The test of super-sized Titan LSW single wheels and tires has proven that crop yields increased around 5% and fuel savings up to 1/3 gallon per acre versus dual standard tire setups. Farmers are ordering new equipment with these new LSW super-singles or changing out current equipment. It’s taken a long time to get the attention of end-users but, now it’s there. It’s really great to see Titan as the leader of wheels and tires in the world of farming and I believe the future will be good for the Company.”

Taylor concluded “The US Army has used super-singles on trucks for over 15 years, and Titan will soon be building wheels and tires in the LSW design for them to test. The Army is looking at newly-designed trucks, with production levels of 100,000 over ten years. That is a significant amount of wheels and tires, and I’m excited about the opportunity that presents for Titan!”

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in West Chicago, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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